                                                                     EXHIBIT 4.3

                                 FIRST AMENDMENT
                                       TO
                    SECOND AMENDED AND RESTATED SHAREHOLDERS'
                        AND REGISTRATION RIGHTS AGREEMENT

This FIRST AMENDMENT TO SECOND AMENDED AND RESTATED SHAREHOLDERS' AND REGISTRATION RIGHTS AGREEMENT (this "First Amendment"), which amends the SECOND AMENDED AND RESTATED SHAREHOLDERS' AND REGISTRATION RIGHTS AGREEMENT (the "Second Amended and Restated Agreement") dated as of April 16, 1997 by and among AirNet Communications Corporation, a Delaware corporation (the "Company"), and the shareholders whose signatures appear on the signature pages thereto (the shareholders are collectively referred to as the "Shareholders" and individually as a "Shareholder") is made as of September 20, 1999 by and among the Company and the Shareholders.

                                   WITNESSETH:

WHEREAS, the Company is contemplating an initial public offering of shares of its authorized but unissued common stock, in accordance with the terms of a registration statement to be filed with the Securities and Exchange Commission; and

WHEREAS, the Company and the Shareholders desire to amend the Second Amended and Restated Agreement in accordance with Section 9.2 thereof to clarify certain provisions relating to piggyback registration rights.

NOW, THEREFORE, intending to be legally bound, the parties hereto agree that the Second Amended and Restated Agreement is hereby amended as follows:

       1. Section 4.4(a) of the Second Amended and Restated Agreement is hereby amended and restated in its entirety as follows:

             "4.4   (a)    Whenever the Company proposes to file a Registration
Statement (other than by a registration pursuant to Section 4.3, a registration pursuant to the Company's Initial Public Offering, a registration statement on Form S-3 that is automatically declared effective, or a registration statement on Form S-4 or S-8 or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation) at any time and from time to time, it will, prior to such filing, give written notice to all Holders of its intention to do so and, upon the written request of a Holder or Holders given within twenty (20) business days after the Company provides such notice, the Company shall use its best efforts to cause all Registrable Shares which the Company has been requested by such Holder or Holders to register to be registered under the Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Holder or Holders; provided that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 4.4 without obligation to any Holder."

       2. Section 4.4(b) of the Second Amended and Restated Agreement is hereby amended and restated in its entirety as follows:

                           "(b) In connection with any offering under this
Section 4.4 involving an underwriting, the Company shall not be required to include any Registrable Shares in such underwriting unless the Holders thereof accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company; provided, that if in the opinion of the underwriters the inclusion of any Registrable Shares in such underwriting would jeopardize the success of the offering by the Company, the Company will not be required to include any Registrable Shares in such underwriting. If in the opinion of the managing underwriter the registration of all, or part of, the Registrable Shares which the Holders have requested to be included would materially and adversely affect such public offering, then the Company shall be required to include in the underwriting only that number of Registrable Shares, if any, which the managing underwriter believes may be sold without causing such adverse effect. If the number of Registrable Shares to be included in the underwriting in accordance with the foregoing is less than the total number of shares which the Holders of Registrable Shares have requested to be included, then the Company may include all securities proposed to be registered by the Company to be sold for its own account and the Holders of Registrable Shares who have requested registration shall participate, along with other holders of shares to be included pursuant to other registration rights granted by the Company, in the underwriting as follows: if after including in the Registration the securities proposed by the Company to be sold for its own account, the number of shares proposed for Registration by Holders pursuant to Section 4.4 must be limited in order to avoid exceeding the managing underwriter's limit, the securities proposed by any director or executive officer of the Company ("Key Management") to be sold for his/her own account shall be reduced (including the elimination of all such securities from the Registration, if necessary) such that such Registration does not exceed the managing underwriter's limit. If after reducing the number of securities proposed by any member of Key Management to be sold for his/her own account to zero, it is necessary to limit the shares proposed for Registration by other Holders who have requested Registration, the limitation on the number of shares proposed for Registration by such other Holders shall be applied on a pro rata basis based upon their total ownership of Registrable Shares and the total ownership of registrable shares of Common Stock of the Company by such other holders. If any Holder would thus be entitled to include more shares than such Holder requested to be registered, the excess shall be allocated among other requesting Holders pro rata based upon their total ownership of Registrable Shares."

       3     This First Amendment may be executed in any number of counterparts with the same effect as if all signatory parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

       4. Except as amended by this First Amendment, the Second Amended and Restated Agreement remains in full force and effect.

       IN WITNESS WHEREOF, the undersigned have executed this First Amendment as of the day and year written above.

                             COMPANY:

                             AIRNET COMMUNICATIONS CORPORATION

                             By:  /s/ R. Lee Hamilton, Jr.
                                  Name: R. Lee Hamilton, Jr.
                                  Title: President and Chief Executive Officer

                                        [
                     [Shareholder Signature(s) on Next Page]

                                 Signature Page

                 First Amendment to Second Amended and Restated
                 Shareholder's and Registration Rights Agreement

                                  SHAREHOLDER:

                                  IF ENTITY:

                                  -----------------------------------
                                        (Name of Entity)

                                  By:   -----------------------------
                                             (Signature)

                                        Name:
                                              -----------------------

                                        Title:
                                              -----------------------

                                  IF INDIVIDUAL(s):

                                  ------------------------------------
                                             (Signature)

                                  ------------------------------------
                                             (Print Name)

                                  ------------------------------------
                                             (Signature)

                                  ------------------------------------
                                             (Print Name)